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CONTACT:
ROSANNE PALACIOS
VICE PRESIDENT OF MARKETING
INTERNATIONAL BANCSHARES CORPORATION
(956) 726-6636


BRIAN DWYER OR MARGARET WALKER
KGBRICKMAN, INC.
(210) 826-8899


FOR IMMEDIATE RELEASE:


      INTERNATIONAL BANCSHARES CORPORATION EXPANDS STOCK REPURCHASE PROGRAM

LAREDO, TEXAS-(BUSINESS WIRE)--JULY 24, 2001--INTERNATIONAL BANCSHARES CORPORATION (NASDAQ:IBOC) ANNOUNCED THAT ITS BOARD OF DIRECTORS EXPANDED ITS STOCK REPURCHASE PROGRAM. THE COMPANY IS NOW AUTHORIZED TO REPURCHASE UP TO $60 MILLION OF ITS COMMON STOCK THROUGH DECEMBER 2002, COMPARED TO THE PRIOR AUTHORIZATION OF $45 MILLION THROUGH DECEMBER 2001. STOCK REPURCHASES MAY BE MADE FROM TIME TO TIME, ON THE OPEN MARKET OR THROUGH PRIVATE TRANSACTIONS. SHARES REPURCHASED IN THIS PROGRAM WILL BE HELD IN TREASURY FOR REISSUE FOR VARIOUS CORPORATE PURPOSES, INCLUDING EMPLOYEE STOCK OPTION PLANS. AS OF JULY 20, 2001, A TOTAL OF 969,358 SHARES HAD BEEN REPURCHASED UNDER THIS PROGRAM AT A TOTAL COST OF APPROXIMATELY $39 MILLION, WHICH SHARES ARE NOW REFLECTED AS 1,346,394 SHARES OF TREASURY STOCK AS ADJUSTED FOR STOCK DIVIDENDS. THE COMPANY CURRENTLY HAS INVESTED APPROXIMATELY $60 MILLION IN TREASURY SHARES, WHICH AMOUNT HAS BEEN ACCUMULATED SINCE THE INCEPTION OF THE COMPANY.

IBC IS A $6.1 BILLION MULTI-BANK FINANCIAL HOLDING COMPANY HEADQUARTERED IN LAREDO, TEXAS, WITH MORE THAN 100 FACILITIES AND 210 ATM'S SERVING 30 COMMUNITIES INCLUDING HOUSTON, SAN ANTONIO, CORPUS CHRISTI, MCALLEN, BROWNSVILLE, PORT LAVACA, ZAPATA AND OTHER COMMUNITIES THROUGHOUT THE RIO GRANDE VALLEY AND THE TEXAS GULF COAST.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN FORWARD LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS OR FUTURE PERFORMANCE OF IBC AND ITS SUBSIDIARIES, THE OCCURRENCE OF WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES DETAILED IN IBC'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

COPIES OF IBC'S SEC FILINGS AND ANNUAL REPORT (AS AN EXHIBIT TO THE 10-K) MAY BE DOWNLOADED FROM THE INTERNET AT NO CHARGE FROM FREEEDGAR, A REAL-TIME ACCESS TO SEC FILINGS SITE LOCATED AT HTTP://WWW.FREEEDGAR.COM.




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